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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              SCHUFF STEEL COMPANY
               (Exact name of registrant as specified in charter)


        Delaware                                       86-0318760
 (State of incorporation                            (I.R.S. Employer
    or organization)                                Identification Number)


       420 South 19th Avenue
       Phoenix, Arizona                                               85009
(Address of principal executive offices)                           (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                        Name of each exchange
     Title of each class                                 on which each class
     to be so registered                                 is to be registered
             None                                                None


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                                (Title of Class)

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Item 1.

Description of Securities to be Registered.

The description of securities set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-26711) (the "S-1 No. 333-26711"), is hereby incorporated by reference.


Item 2.

Exhibits.

1 Form of Certificate representing Common Stock incorporated by reference to Exhibit 4.6 of the S-1 No. 333-26711.

2 Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1(a) of the S-1 No.333-26711.

3 Certificate of Amendment of Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1(b) of the S-1 No.333-26711.

4 Bylaws of the Registrant incorporated by reference to Exhibit 3.2 of the S-1 No. 333-26711.
























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                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: June 16, 1997

                              SCHUFF STEEL COMPANY



                              By:  /s/ Scott A. Schuff
                                   -------------------------------------
                                   Scott A. Schuff
                                   President and Chief Executive Officer





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